Press Release                                     Source: Le Gourmet Co., Inc.


Le Gourmet Co. Files for Name Change
-------------------------------------
Monday March 17, 4:11 pm ET


SCOTTSDALE, AZ--(INTERNET WIRE)--Mar 17, 2003 -- Le Gourmet Co. (OTC BB: LGRM) announced that it has filed for a name and ticker symbol change with the Securities and Exchange Commission, to better reflect the Company's current operations. Upon being declared effective, the Company's new name shall become Estelle Reyna, Inc.

The Company recently hired Estelle Reyna and Dominique Einhorn to help strengthen its online presence and e-commerce initiatives. These initiatives have shown significant growth for the Company in terms of revenue and user traffic to the Company's web properties.

"There is strong indication that Ms. Reyna's growing popularity has been a major factor in the Company's revenue growth and increase in reach," says Michelle Quinlan, President of Le Gourmet Co., Inc. "The name change will allow us to better leverage Ms. Reyna's name in the execution of our business plan."

Ms. Reyna currently oversees all creative aspects relative to the Company's online presence while Mr. Einhorn heads up business development.

The Company's web properties include: www.legourmetco.com, www.estellereyna.com and www.searchestelle.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.



Contact:

     Contact: Michelle Quinlan
     Company: Le Gourmet Co., Inc.
     Voice: 480-423-0447





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